Exhibit 10.17

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) made and entered into and effective as of the 29th day of August, 2013 hereto (the “Effective Date”), by and between 3700 GLENWOOD LLC, a North Carolina limited liability company (“Landlord”), and TRIANGLE CAPITAL CORPORATION, a Maryland corporation (doing business in North Carolina as Triangle Capital Corporation of Maryland) (“Tenant”).

WITNESSETH:

THAT WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated March 27, 2008, (the “Lease”), for the lease of approximately 11,027 rentable square feet of space commonly known as Suite 530 (the “Premises”) of the property known as 3700 Glenwood Avenue, Raleigh, North Carolina 27612 (the “Building”); and

WHEREAS, Tenant has requested additional space in the Building, and Landlord has agreed to make additional space in the building available to Tenant; and

WHEREAS, in connection with the addition of new space to the Premises, Landlord and Tenant have agreed to amend and modify certain terms of the Lease, as stated in this First Amendment.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant on behalf of themselves and their respective successors and assigns, do hereby agree as follows:

1.    Amendments: The Lease shall be amended as follows:

(a)    Premises. On January 1, 2014, an additional 3,301 rentable square feet, consisting of Suite 510 as shown on EXHIBIT A attached hereto and incorporated herein by this reference (the “Suite 510 Expansion Space”), shall be added to the Premises. After the Suite 510 Expansion Space is added to the Premises, Tenant’s RSF shall be a total RSF of 14,328.

On March 1, 2014, an additional 308 rentable square feet, consisting of a portion of the Common Area corridor as shown on EXHIBIT A attached hereto and incorporated herein by this reference (the “Corridor Expansion Space”), shall be added to the Premises. After the Corridor Expansion Space is added to the Premises, Tenant’s RSF shall be a total RSF of 14,636.

Tenant specifically acknowledges that the Landlord Work (as defined in Section 2 below) will involve the installation of a door with an electric lock at the entrance of the Premises (to be located in the Corridor Expansion Space). The electronic lock on the door will be tied in to the fire alarm system serving the Building. In the event that the fire alarm in the Building is activated, the electronic lock will automatically unlock, opening the door to the Premises, and allowing occupants of the fifth floor access to the stairwell located within the Premises.

In the event that Landlord is unable to deliver the Suite 510 Expansion Space or the Corridor Expansion Space as set forth above, this First Amendment shall continue in full force and effect, but the delivery date, other dates and rent table will be revised accordingly to account for the delay or early completion, including the time required for Landlord to complete Landlord Work (as defined in Section 2 below). Landlord and Tenant agree to execute any amendment necessary to accurately reflect changes, if any, caused by either a delay or early completion in delivering the Suite 510 Expansion Space or the Corridor Expansion Space. Notwithstanding the foregoing, any delay in the delivery of the Suite 510 Expansion Space or the Corridor Expansion Space resulting from the action or inaction by Tenant shall not result in any change to the rent table as set forth below.

(b)    Term. The Term of the Lease is hereby extended for a period of sixty-five (65) months (the “First Renewal Term”) beginning January 1, 2014 (the “First Renewal Term Commencement Date”) and ending at 11:59 p.m. on May 31, 2019 (the “First Renewal Term Expiration Date”). From and after January 1, 2014 (i) all references in the Lease to the “Expiration Date” shall mean the First Renewal Term Expiration Date, and (ii) all references in the Lease to the “Term” shall include the Term of the Lease and the First Renewal Term. All of Landlord’s and Tenant’s obligations effective after the Commencement Date shall continue to be effective after the First Renewal Term Commencement Date.

(c)    Rent. The Rent Table in the Lease is hereby revised by deleting that portion of the table beginning with Lease Month 55 and replacing it with the following, which shall cover the remainder of the current Term and the First Renewal Term:

Lease Month	RSF	Annual Base Rent per Rentable Square Foot	Monthly Base Rent
July 1, 2013 – June 30, 2014 (55-66)	11,027	$27.50	$25,270.21
January 1, 2014 – February 28, 2014 (61-62)	14,328	$27.50	$32,835.00
March 1, 2014 – June 30, 2014 (63-66)	14,636	$27.50	$33,540.83
July 1, 2014 – June 30, 2015 (67-78)	14,636	$28.12	$34,297.03
July 1, 2015 – June 30, 2016 (79-90)	14,636	$28.75	$35,065.42
July 1, 2016 – June 30, 2017 (91-102)	14,636	$29.40	$35,858.20
July 1, 2017 – June 30, 2018 (103-114)	14,636	$30.06	$36,663.18
July 1, 2018 – December 31, 2018 (115-120)	14,636	$30.74	$37,492.55
January 1, 2019 – May 31, 2019 (121-125)	14,636	$31.43	$38,334.12

(d)    Expense Stop: Effective July 1, 2013, the Expense Stop shall be changed to the amount of the Operating Expenses for the calendar year 2013 calculated on a per square foot basis. The new Expense Stop figure will not be determined until early in calendar year 2014. The effect of this change is that beginning July 1, 2013, and continuing through the end of calendar year 2013, Tenant shall not pay any Additional Rent related to Operating Expenses. Beginning on January 1,

2014, Tenant shall pay its pro rata share of Operating Expenses over the new Expense Stop, if any overages are incurred.

2.    Landlord Work: Landlord has agreed to undertake certain work to the Suite 510 Expansion Space and the Corridor Expansion Space, at Landlord’s sole cost and expense. The Upfit Plan for the Landlord Work shall be as shown on the plans prepared by Phillips Architecture dated August 2, 2013 (the “Upfit Plans”) and attached hereto as EXHIBIT A, and further described on EXHIBIT B attached hereto, both incorporated herein by this reference. Landlord will use commercially reasonable efforts to complete all the Landlord Work (other than minor, punch list items) in time to deliver the Suite 510 Expansion Space and the Corridor Expansion Space as set forth herein. The cost of any changes requested by Tenant either to the Upfit Plans or the scope of Landlord Work following the Effective Date of this First Amendment shall be borne by Tenant. Landlord shall bear the cost of any changes originating from Landlord, Landlord’s contractor, or any governmental authorities.

3.    Renewal Option. Provided that no event of default has occurred and is then continuing beyond any applicable notice and cure period, at the end of the First Renewal Term, Tenant shall have the option to renew the Lease for one (1) additional period of five (5) years (the “Second Renewal Term”) as set forth on Exhibit I attached to the Lease.

4.    Ratification of Lease: Except as otherwise specifically stated herein, the Lease remains in full force and effect, with the terms, covenants and conditions of the Lease hereby ratified by the parties hereto. Except as specifically provided herein, this First Amendment shall not modify any term of the Lease or the obligations of the Landlord or Tenant thereunder.

5.    Broker: Landlord and Tenant represent and warrant to each other that each has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and that it has not dealt with, nor has knowledge of any broker, agent or salesperson in connection with this Lease except Grubb Ventures, LLC and Davis Moore Capital, LLC (individually and collectively, “Broker”). Landlord shall be responsible for and shall pay the real estate commission due to Broker in accordance with the terms set forth in a separate agreement entered into between Landlord and Broker. Landlord and Tenant shall each cause the Broker to deliver a Commercial Real Estate Broker’s Lien Waiver in compliance with Chapter 44A, Article 2, Part 4 of the North Carolina General Statutes upon request of the other party.

6.    Effective Date: This First Amendment shall be effective upon the date first referenced herein.

7.    Miscellaneous: Each party to this First Amendment shall execute all instruments and documents and take such further action as may be reasonably required to effectuate the purposes of this First Amendment. This First Amendment may be modified only by a writing executed by the parties hereto. This First Amendment may be executed in multiple counterparts (including electronic [PDF] or facsimile counterparts), each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. The invalidity of any portion of this First Amendment shall not have any effect on the balance hereof. This First Amendment shall be binding upon the parties hereto, as well as their successors, heirs, executors and assigns. This First Amendment shall be governed by, and construed in accordance with, North Carolina law. In the event of a conflict between the terms of this First Amendment and the other terms of the Lease, the terms of this First Amendment shall control.

IN WITNESS WHEREOF, the undersigned have each executed the foregoing instrument, under seal, effective as of the day and year first above written.

LANDLORD:

3700 GLENWOOD LLC,    (SEAL)
a North Carolina limited liability company
By:    Grubb Ventures LLC,
a North Carolina limited liability company
Manager

By: /s/ R. Gordon Grubb            (SEAL)
                    Printed Name: R. Gordon Grubb
Title: Manager

TENANT:

TRIANGLE CAPITAL CORPORATION,    (SEAL)
a Maryland corporation
By: /s/ Steven C. Lilly         (SEAL)
                Printed Name: Steven C. Lilly
Title: Chief Financial Officer

EXHIBIT A

Upfit Plans

[attached]

PHASE TWO
PHASE ONE
PHASE ONE
PHASE THREE

1 CONSTRUCTION PLAN & LEGEND

Architecture, PA

NCSBC 2012

TCAP

DATE 10/08/13

REV NO. DATE

CONSTRUCTION FLOOR PLAN

SHEET NO.

A2.1

Exhibit B
Pricing Notes for Triangle Capital Space Requirements

Existing Premises - Reception Area

•	Ceiling grid and tiles in the affected area shall appear seamless/contiguous upon completion

•	Flooring and Base Boards to match current

•	Wood floors remain and repaired / replaced as needed (except for new workstations which are to receive carpet to match existing)

•	Corridor lighting remains

•	New paint throughout, two (2) coats – color choice of Tenant.

•	Electrical outlets to be relocated and/or added in reasonable quantities consistent with current layout

•	Glass inset in wall adjacent to Reception Desk to remain as per Exhibit A

•	Granite transaction top with laminate work surface for both reception workstations

•	Create 2 workstations as shown on Exhibit A, with ADA compliance needs met

•	Keep wall height for workstations low on both sides, similar to existing granite counter height – final height to be confirmed by Tenant prior to permit submittal.

•	Carpet under workstations to match the rest of the space

•	Replace existing track lights in the Breakout Area outside Conference Room B with new can lights.

•	Columns and windows to be installed/relocated as shown on Exhibit A.

Existing Premises - Conference Room B

•	Wall color and wood accents / paneling to match current.

•	Floors are to have a border of current wood with a carpet insert under table and chairs as indicted on Exhibit A.

•	Carpet will include a border in large conference room, using current carpet design if possible.

•	Tenant shall have the option to keep the existing entry doors to Conference Room B or to replace Conference Room B doors with doors to match existing Conference Room A doors.

•	Ceiling detail as shown on Exhibit A

•	HVAC vents in Conference Room B will be redesigned in order to minimize sound and strong air flow towards conference attendees.

•	Finishes to match existing for new Conference Room B.

•	New walls to include insulation within the wall. Insulation to be placed in the ceiling above each conference room where possible (subject to ductwork, clear heights, return air requirements, etc.)

•	Check to make sure that window blinds are in good working order.

•
Landlord to make one new core drill in Conference Room B, and if not already existing, in Conference Room A as well, to allow for power outlets and data for all conference rooms to fit Tenant needs. Landlord will install electrical in the core drill hole(s) and conduit for voice/data. All voice/data cabling at Tenant’s discretion and expense.

•
Conference room A and B and the New Open Conference in the Suite 510 Expansion Space to have wiring for IT and phones. Landlord to install conduit and pull strings – Tenant to pay for actual wiring and installation.

Server Room

•	Relocate server closet as shown on Exhibit A. (adjust size of all adjacent workstations for consistency)

•	Relocation to include floor tile to match current server room

•	Landlord to ensure supply and return vents for HVAC within the Relocated Server Room to create positive airflow comparable to the balance of the Premises and both expansion areas.

•	Landlord will relocate the card access reader currently servicing the back door to the Premises and install on the new server room door.

•
Any modifications to the sprinkler or fire alarm system requested by Tenant to be made to the server room area (beyond a simple relocation of the existing, exposed sprinkler head) will be at Tenant’s expense.

Suite 510 Expansion Space - New Offices

•	Confirm separate light switch for each office

•	All doors to swing as shown on Exhibit A

•	All locks and hardware to match existing offices

•	New offices to have same number of light fixtures as existing subject to city of Raleigh energy code

•	New offices to have sidelights / windows matching offices in existing Premises as shown on Exhibit A

•	New offices to have minimum of one duplex outlet per wall (excluding window walls)

•	All newly constructed walls to be insulated

•	Blinds to be in good condition or will be replaced

•	Paint, carpet and finishes to match offices in existing Premises

•	Ceiling tiles in expansion area to match existing Premises

•	Center the window in office that directly faces double door entrance (See Exhibit A)

•
Existing parabolic lights within the hallway (between window offices and Workstations) to be shifted as needed in order to center appropriately. Tenant to approve location on reflected ceiling plan prior to permit submittal (subject to city of Raleigh code requirements).

Suite 510 Expansion Space - Workstations

•	New Workstations to be constructed to match Workstations within existing space in height, material, and finish detail.

•	Power outlets and data to match existing workstations

•	Paint, carpet and finishes in New Workstation area to match paint, carpet, finishes of the Workstation area of the existing Premises

•	Notes on plan re: matching all counter top heights and layout (See Exhibit A)

•	Fix corner pieces as needed in current workstations as shown on Exhibit A

Work & Break – Suite 510 Expansion Space

•	Re-use existing upper and lower cabinets and configure as shown on Exhibit A. Replace floor tiles to match existing

•	New dishwasher installed with power/water as shown on Exhibit A

•	Install dedicated outlets for refrigerator and copier in locations indicated on Exhibit A

General

•	All cabinetry in good working order with no distress

•	HVAC with even temperature throughout the space

•	Carpet, or cove base for carpeted areas in Suite 510 Expansion Space to match current carpet/base in Premises

•
Dedicated circuit installed for copier, and refrigerator in the Suite 510 Expansion Space. New dedicated circuit to be installed in the event Tenant elects to relocate server room as shown on Exhibit A.

•
Landlord to ensure at least two (2) Data / Voice outlets in each office in the Suite 510 Expansion Space. Landlord will install a box with conduit and pull string for any offices lacking at least two (2) in a location to be selected by Tenant. All cabling for voice/data to be done by Tenant’s contractor at Tenant’s expense.

•
Affected work areas currently containing hardwood floors (Reception, Conference Room B, breakout area) shall be receive matching hardwoods consistent with those existing. The new reception Workstations to receive carpet to match the existing office areas along with the carpet insert shown in Conference Room B on Exhibit A.

•	All sprinklers in expansion space up to code

•	Additional exits / stair access in compliance with fire code

•
Wherever code requires a new sprinkler head to be installed (not relocated), Landlord will install a new recessed head. Landlord will price the cost of replacing exposed sprinkler heads in all open areas with recessed sprinkler heads. Tenant may elect, at Tenant’s sole expense, to pay to replace the heads at its discretion in any areas within the Premises.

•	All new ceiling tiles in Suite 510 Expansion Space to match those in existing Premises in color, tile specification, quality and size throughout

•	Suite 510 Expansion Space as well as existing Premises to receive two (2) coats of paint throughout in a color to be selected by Tenant.